UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES AND EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): August 25, 2011

DEHAIER MEDICAL SYSTEMS LIMITED

 (Exact name of registrant as specified in its charter)

British Virgin Islands	001-34661	Not Applicable
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Room 908, East Plaza
No. 15 West 4th Ring North Road
Haidian District, Beijing
People’s Republic of China 100195
 (Address of principal executive offices)
Registrant’s telephone number, including area code: (8610) 5166-0080

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07 SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.
The Registrant held its 2011 Annual Meeting of Shareholders on August 25, 2011 at 9:00 am Beijing Time, at the Registrant’s executive offices located at Room 908, East Plaza, No. 15 West 4th Ring North Road, Haidian District, Beijing, People’s Republic of China 100195. A total of 3,981,408 of the Registrant’s common shares were present in person or by proxy, representing a quorum of 88.27%. The following tables reflect the certified tabulation of the votes with respect to each proposal submitted to a vote of the Registrant’s shareholders at the 2011 Annual Meeting of Shareholders. Abstentions were counted as present for the purpose of establishing a quorum, but were not treated as votes cast on each respective proposal.

1.	PROPOSAL 1: Election of Directors
a.
To elect two Class I directors nominated by the Board of Directors of the Registrant to serve until the 2014 Annual Meeting of Shareholders. The two Class I nominees that received a plurality of the properly cast votes were Ji Min Zhuo and Bin Qiu, who were thereby elected as the Registrant’s Class I Directors. The tabulation of the certified voting results is as follows:

Nominee	For	Authority Withheld
Ji Min Zhuo	2,846,070	6,858
Bin Qiu	2,845,970	6,958

2.	PROPOSAL 2: Ratification of Appointment of Independent Auditor
a.
To ratify the appointment of Friedman LLP as the Registrant’s independent registered public accountant for the fiscal year ending December 31, 2011. The proposal was approved by a majority vote of 98.29% of the votes cast. The tabulation of the certified voting results is as follows:

For	Against	Abstain	Broker Non-Votes
3,913,698	60,410	7,300	0

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DEHAIER MEDICAL SYSTEMS LIMITED

By:	/s/ Ping Chen
Ping Chen
Chief Executive Officer

Dated: August 31, 2011